SUB-ITEM 77Q 1
AMENDMENT #13
TO THE BY-LAWS
OF
FEDERATED EQUITY INCOME FUND, INC.
Effective January 1, 2006
Strike Section 1, GENERAL PROVISIONS,
and Section 2, ELECTION, TERM OF OFFICE
AND QUALIFICATIONS from Article IV - OFFICERS, in its entirety and replace with the following:
	Section 1.  GENERAL PROVISIONS.
The Officers of the Corporation shall be a President, one or more Executive Vice
Presidents, one or more Senior Vice
Presidents, one or
more Vice Presidents, a Treasurer, and
a Secretary.  The Board of Directors,
in its discretion, may
elect or appoint one or more Vice Chairmen of the Board of Directors, and other Officers or agents, including one or more Assistant
Vice Presidents, one or more Assistant
Secretaries, and
one or more Assistant Treasurers.
An Executive Vice President, Senior
Vice President or Vice
President, the Secretary or the Treasurer may appoint an Assistant
Vice President, an Assistant
Secretary or an Assistant Treasurer,
respectively, to serve until the next
election of Officers.  Two
or more offices may be held by a single
person except the offices of President,
Executive Vice
President, Senior Vice President or
Vice President may not be held
by the same person
concurrently. It shall not be necessary for any Director or any Officer to be a holder of shares in any Series or Class of the Corporation.
Any Officer, or other such
person as the Board may
appoint, may preside at meetings
of the Shareholders.
	Section 2.  ELECTION, TERM OF
OFFICE AND QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors at its Annual Meeting.
Each Officer shall
hold office for one year and until the
election and qualification of his
successor, or until earlier
resignation or removal.
Strike Section 6, CHAIRMAN OF THE BOARD,
Section 7, VICE CHAIRMAN OF THE
BOARD OF DIRECTORS, and Section 8,
PRESIDENT, and Section 9, VICE PRESIDENT from Article IV - OFFICERS, in their entirety and replace with the following:
	Section 6.  CHAIRMAN OF THE BOARD.
The Board may elect from among its
members a Chairman of the Board.
The Chairman shall at all times
be a Director who meets all
applicable regulatory and other relevant requirements for serving in such capacity.
The Chairman
shall not be an Officer of the Corporation, but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions as may be assigned from time to time by the Board of Directors or prescribed by these By-Laws.
It shall be understood that the
election of any Director as Chairman
shall not impose on that person any
duty, obligation, or
liability that is greater than the duties, obligations, and liabilities imposed on that person as a Director in the absence of such election, and no Director who is so elected shall be held to a higher standard of care by virtue thereof.
In addition, election as Chairman shall
not affect in any
way that Director's rights or entitlement to indemnification under the
By-Laws or otherwise by
the Corporation.  The Chairman shall be
elected by the Board annually to hold
office until his
successor shall have been duly elected
and shall have qualified, or until his
death, or until he shall
have resigned, or have been removed, as
herein provided in these By-Laws. Each Director, including the Chairman, shall have one vote.
Resignation. The Chairman may resign at any time by giving written notice of resignation to the
Board.  Any such resignation shall take
effect at the time specified in such
notice, or, if the time
when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Removal. The Chairman may be removed by majority vote of the Board with or without cause at any time.
Vacancy. Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board.
Absence. If, for any reason, the Chairman is absent from a meeting of the board, the Board may select from among its members who are present at such meeting a Director to preside over such meeting.
	Section 7.  VICE CHAIRMAN OF
THE BOARD OF DIRECTORS.  Any Vice
Chairman shall perform such duties as may be assigned to him from time to time by the Board of
Directors of the Corporation.
The Vice Chairman need not be a Director.
	Section 8.  PRESIDENT.
The President of the Corporation
shall be the principal
executive officer of the Corporation.
Unless other provisions are made
therefor by the Board or
Executive Committee, the President
without limitation, shall employ
and define the duties of all
employees of the Corporation, shall
have the power to discharge any
such employees, shall
exercise general supervision over
the affairs of the Corporation and
shall have the power to sign,
in the name of and on behalf of the
Corporation, powers of attorney,
proxies, waivers of notice of
meeting, consents and other instruments
relating to securities or other
property owned by the
Corporation, and may, in the name of
and on behalf of the Corporation,
take all such action as the
President may deem advisable in entering into agreements to purchase securities and other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.
	Section 9.  VICE PRESIDENT.
The Executive Vice President,
Senior Vice President or
Vice President, if any, in order
of their rank as fixed by the Board
or if not ranked, a Vice
President designated by the Board,
in the absence of the President
shall perform all duties and
may exercise any of the powers of
the President subject to the
control of the Board.  Each
Executive Vice President, Senior
Vice President and Vice President
shall have the power, without
limitation, to sign, in the name
of and on behalf of the Corporation,
powers of attorney, proxies,
waivers of notice of meeting,
consents and other instruments
relating to securities or other
property owned by the Corporation,
and may, in the name of and on behalf
of the Corporation,
take all such action as the Executive
Vice President, Senior Vice
President or Vice President may
deem advisable in entering into
agreements to purchase securities
or other property in the
ordinary course of business, and
to sign representation letters in
the course of buying securities or
other property and shall perform
such other duties as may be assigned
to him from time to time
by the Board of Directors, the
Executive Committee, or the President.